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                                                                   EXHIBIT 10.34


                          STOCK CONTRIBUTION AGREEMENT


         THIS STOCK CONTRIBUTION AGREEMENT (hereinafter "Agreement"), is made as of February 23, 1999, by and between Frontec AB ("Frontec"), a Swedish corporation (Org. No. 556272-5092), on the one hand, and Arctic, INC., a Delaware corporation ("Arctic"), on the other hand.

                              W I T N E S S E T H :

         WHEREAS, Frontec Integra AB, a Swedish corporation, ("Integra" or the "Contributed Company") is a wholly-owned subsidiary of Frontec; and

         WHEREAS, Frontec owns all of the common shares (the "Transferred Shares") of Integra; and

         WHEREAS, Frontec wishes to contribute to Arctic the Transferred Shares in consideration for the issuance to Frontec of all of the capital stock of Arctic, consisting of 34,062,058 shares of Common Stock of Arctic, as more particularly set forth herein.

         NOW,THEREFORE, the parties hereto, intending to be bound hereby, agree as follows:

         Section 1.  ISSUANCE OF STOCK

         Upon the terms and subject to the conditions of this Agreement and effective as of the date hereof, Frontec shall make a contribution (the "Contribution") to the capital of Arctic of the Transferred Shares of Integra. In consideration for the contribution of the Transferred Shares by Frontec to Arctic, which Transferred Shares constitute all of the issued and outstanding capital stock of Integra, Arctic hereby agrees to issue to Frontec 34,062,058 shares of common stock of Arctic, constituting all of the issued and outstanding capital stock of Arctic.

         Section 2.  REPRESENTATIONS OF FRONTEC

         Frontec hereby represents and warrants to Arctic as follows:

         2.1 ORGANIZATION AND GOOD STANDING. Frontec and Integra are companies duly organized, validly existing, and in good standing under the laws of Sweden.

         2.2 AUTHORITY. This Agreement constitutes the legal, valid, and binding obligation of Frontec, enforceable against Frontec in accordance with its terms. Frontec has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution and delivery of this Agreement by Frontec nor the consummation or performance of any of the transactions contemplated hereby or thereby will contravene, conflict with, or result in a violation of (A) any provision of the organizational documents of Frontec, (B) any resolution adopted by the


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members, managers, board of directors or the stockholders of Frontec or
(C) any law, statute, regulation, decree, license, material agreement, order, or other restriction applicable to Frontec, the Contributed Company or the Transferred Shares.

         2.3 CAPITALIZATION. The Transferred Shares represent all of the issued and outstanding equity securities of the Contributed Company. Frontec is the record and beneficial owner and holder of all such Transferred Shares, free and clear of all encumbrances. All of such Transferred Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         2.4 FINANCIAL STATEMENTS. Frontec has delivered to Integra a pro forma, consolidated balance sheet of the Contributed Companies, as defined in that certain Stock Contribution Agreement dated February 21, 1999, by and between Frontec and Integra, as if they existed at December 31, 1998 (the "Balance Sheet") and related Report of Factual Findings of Ohrlings Coopers & Lybrand AB, copies of which are attached hereto as EXHIBIT A. Subject to certain inter-company adjustments which are in each case and in the aggregate not material, at the date hereof, the Contributed Company or its subsidiaries, as the case may be, own (a) all the assets reflected on their books and records (except for assets sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business), and (b) all the assets purchased or otherwise acquired since the date of the Balance Sheet and used primarily in the AMTrix business (except for assets acquired and sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business).

         2.5 OWNERSHIP OF SUBSIDIARIES. The Frontec AB is the record and beneficial owner and holder of all of the issued and outstanding equity securities of the Contributed Company. Frontec AB holds the shares in the Contributed Company free and clear of all claims, liens, encumbrances, voting agreements or rights of any nature of any third party (each an "Encumbrance"). All of such shares of the Contributed Company have been duly authorized and validly issued and are fully paid and non-assessable.

         2.6 TRANSFER OF TRANSFERRED SHARES. Frontec owns all right, title and interest in and to the Transferred Shares, free and clear of any Encumbrances. Upon consummation of the transactions contemplated hereby, Arctic will have acquired good and valid title in and to the Transferred Shares, free and clear of any Encumbrances.

         Section 3.  MISCELLANEOUS

         3.1. GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

         3.2 ENTIRE AGREEMENT: AMENDMENT. The parties hereto acknowledge this Agreement is the complete and exclusive statement of their agreement relating to the subject matter hereof and supersedes all understandings, representations, conditions, warranties, covenants, and other communications, between the parties relating hereto. This Agreement may be amended only by a


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subsequent writing that specifically refers to this Agreement and is signed by all parties and no other act, document, usage, or custom shall be deemed to amend this Agreement.

         3.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable as written, a court of competent jurisdiction shall, at any party's request, reform the terms of this Agreement to the extent necessary to cause such otherwise invalid provisions to be enforceable under applicable law.

         3.4 SECTION HEADINGS. The captions to the Sections in this Agreement are for reference only and shall not affect the meaning or interpretation hereof.

         3.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.


FRONTEC AB                                  ARTIC, INC.


By: _______________________________         By:  ____________________________
         Olof Englund                                    Olof Englund


By:   _______________________________
         Jan Westlund


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